UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2016

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2016, the Company’s Board of Directors (the “Board”) increased its size from six to seven members, effective February 16, 2017, and appointed Carol Lindstrom, to the Board, effective February 16, 2017. Ms. Lindstrom will also be appointed to the audit, nominating and corporate governance, and human resources committees of the Board of Directors.

Ms. Lindstrom recently retired as vice chairman of Deloitte LLP, where she led strategic relationship management, and was also president of the Deloitte Foundation. She was a member of the Deloitte & Touche Tohmatsu Global Board of Directors for eight years. Ms. Lindstrom held many management and client leadership positions during her Deloitte career, including managing director of global strategic relationship clients in the United States; managing director of Deloitte’s e-business unit, dc.com; managing director of the Americas technology practice; managing director of the San Francisco and Orange County practices; and lead advisory and client service partner for many significant clients. She joined the firm in 1995 after having served as a partner at Andersen Consulting for many years. Based in the San Francisco Bay Area, she received a bachelor’s degree from the University of California, Los Angeles. Ms. Lindstrom is a member of the board of Genpact Limited (NYSE: G). The Company believes that Ms. Lindstrom’s record of success in senior leadership positions with large professional service organizations qualifies her to serve as a director of the Company.

There are no arrangements or understandings between Ms. Lindstrom and any other persons pursuant to which Ms. Lindstrom was named a director of the Company. Ms. Lindstrom does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Lindstrom has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Lindstrom will receive compensation for her service as a director consistent with the Company's current policies for compensation of non-employee directors.

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Lindstrom, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Lindstrom’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016 as Exhibit 10.19.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

Date: December 8, 2016